                                                                    Exhibit 23.5

(KIRKLAND, RUSS, MURPHY & TAPP CERTIFIED PUBLIC ACCOUNTANTS LOGO)

13577 Feather Sound Drive, Suite 400
Clearwater, Florida 33762-5539
(727) 572-1400 Fax (727) 571-1933
internet: www.KRMTCPA.com

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" and the use of our report dated October 26, 2004 with respect to the financial statements of Milestone Acquisition as of and for the year ended December
31,2003 included in the Registration Statement on Form S-11 and related
Prospectus of Global Signal Inc. for the registration of shares of its common stock.

/s/ Kirkland, Russ, Murphy & Tapp P.A.

Clearwater, Florida
December 22, 2004